UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 11, 2007

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2       Financial Information

Item 2.02       Results of Operations and Financial Condition.

The information provided pursuant to this Item 2.02 is to be considered “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) and incorporated by reference into those filings of CryoLife, Inc. (“CryoLife” or the “Company”) that provide for the incorporation of all reports and documents filed by CryoLife under the Exchange Act.

On July 11, 2007, CryoLife issued a press release announcing its preliminary revenue results for the second quarter of 2007 and projected revenues for 2007. CryoLife hereby incorporates by reference herein the information set forth in its Press Release dated July 11, 2007, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

All statements relating to the Company's anticipated revenues for the second quarter and first half of 2007 and the Company’s projected revenues for 2007 contained in the attached press release are preliminary and unaudited and may change based on the completion by the Company's management and independent auditors of customary quarter-end closing procedures.

Section 9       Financial Statements and Exhibits

Item 9.01(c)  Exhibits.

(a)   Financial Statements.
Not applicable.

(b)   Pro Forma Financial Information.
Not applicable.

(c)   Shell Company Transactions.
Not applicable.

(d)   Exhibits.

Exhibit Number	Description

99.1	Press release dated July 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: July 11, 2007	By: /s/ D. A. Lee
Name: D. Ashley Lee
Title: Executive Vice President, Chief
Operating Officer and Chief
Financial Officer